UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2010

PUBLIC STORAGE
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-3551121
(State or Other Jurisdiction of Incorporation)                                                         (Commission File Number)                                                                              (I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)                                                                                                                                    (Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐        Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 25, 2010, Public Storage issued a press release to announce that Mark C. Good, currently Senior Vice President and Chief Operating Officer of Public Storage, had decided for personal reasons to return to the San Francisco Bay area to pursue new business opportunities and that his departure from the company is expected by year-end.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(e) In connection with Mr. Good’s departure from the company, Public Storage entered into an Employment Agreement and General Release (the “Agreement”) dated as of June 24, 2010. The Agreement provides that Mr. Good may continue to serve as Senior Vice President and Chief Operating Officer of Public Storage through December 31, 2010. For his service, Mr. Good will be paid at his current rate of $41,666 per month. In the event that Mr. Good voluntarily leaves the company other than for cause before December 31, 2010, he will be entitled to receive as a lump sum the salary otherwise payable to him from the date he leaves the company through December 31, 2010. In addition, the Agreement further provides that, provided Mr. Good has not terminated the Agreement and has entered into a general release within 21 days following his termination of employment other than for cause, Mr. Good will be paid an additional $100,000. The Agreement also provides that if Mr. Good voluntarily terminates his employment without cause before September 8, 2010 and executes a general release, his 15,000 Public Storage non-qualified stock options with a grant price of $93.10 and 1,250 restricted share units scheduled to vest on September 8, 2010 will be accelerated to vest as of his last date of employment. All other unvested restricted share units and stock options previously awarded to Mr. Good by the company will be cancelled as of his last date of employment.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1—Agreement dated as of June 24, 2010 between Public Storage and Mark Good

The following exhibit is being furnished with this Report:
Exhibit 99.1—Press Release dated June 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 2010

PUBLIC STORAGE

By: /s/ Stephanie Heim
Stephanie Heim
Vice President